ZIONS BANCORPORATION, N.A.
Press Release – Page 1
January 22, 2019

Zions Bancorporation, N.A. One South Main Salt Lake City, UT 84133 January 22, 2019
www.zionsbancorporation.com
Fourth Quarter 2018 Financial Results: FOR IMMEDIATE RELEASE

Investor and Media Contact: James Abbott (801) 844-7637

Zions Bancorporation, N.A. Reports: 4Q18 Net Earnings¹ of $217 million, diluted EPS of $1.08 compared with 4Q17 Net Earnings¹ of $114 million, diluted EPS of $0.54, and 3Q18 Net Earnings¹ of $215 million, diluted EPS of $1.04
2018 Annual Net Earnings¹ of $850 million, diluted EPS of $4.08, compared with 2017 Annual Net Earnings¹ of $550 million, diluted EPS of $2.60

FOURTH QUARTER RESULTS

$1.08	$217 million	3.67%	11.7%
Earnings per diluted common share	Net Earnings [1]	Net interest margin (“NIM”)	Common Equity Tier 1

FOURTH QUARTER HIGHLIGHTS²

Net Interest Income and NIM	•	Net interest income was $576 million, up 10%
	•	NIM was 3.67%, compared with 3.45%
	•	Average noninterest-bearing deposits were $24.3 billion, up from $24.0 billion

Operating Performance	•	Pre-provision net revenue ("PPNR") was $303 million, compared with $257 million
	•	Adjusted PPNR³ was $305 million, compared with $259 million
	•	Noninterest expense was $419 million, compared with $417 million
	•	Adjusted noninterest expense³ was $418 million, compared with $415 million
	•	Efficiency ratio³ was 57.8%, compared with 61.6%

Loans and Credit Quality	•	Net loans and leases were $46.7 billion, up 4%
	•	Classified loans were $698 million, down 38%; and nonperforming assets were $256 million, down 39%
	•	Provision for credit losses was $6 million, compared with $(12) million
	•	Net credit recoveries of 0.07% of average loans, compared with net charge-offs of 0.11% of average loans

Capital Returns	•	Return on average tangible common equity³ was 14.5%, compared with 7.4%
	•	Common stock repurchases of $250 million, 5.1 million shares, or 2.7% of shares outstanding as of September 30, 2018
	•	Common dividend increased to $0.30 per share from $0.16 per share

Notable Items	•	$4 million of income tax benefits related to tax planning items impacted by the Tax Cut and Jobs Act and the release of a federal valuation allowance

CEO COMMENTARY

Harris H. Simmons, Chairman and CEO, commented, “We’re pleased with the Bank’s performance in the fourth quarter and for the full year 2018. Quarterly earnings per share doubled to $1.08, compared to $0.54 a year ago, while annual earnings per share increased 57% to $4.08 from $2.60. Although a reduction in the effective tax rate contributed significantly to the improved earnings, pre-tax pre-provision net revenues increased a strong 13% for the quarter even after excluding a $12 million one-time charitable expense a year ago, and the efficiency ratio improved to 57.8% from 61.6% in the year-ago quarter. Credit quality was exceptional, with net credit recoveries of $8 million and a 39% reduction in nonperforming assets from last year’s fourth quarter.” Mr. Simmons added, “We are especially pleased with both the solid loan growth and the continued strong performance of our deposit base. Despite four federal funds rate increases over the past year, average noninterest-bearing demand deposits increased slightly, and averaged 45% of total deposits for the quarter, similar to the year-ago period, contributing to a 22 basis point increase in our net interest margin.”

OPERATING PERFORMANCE[3]

¹ Net Earnings is net earnings applicable to common shareholders.
² Comparisons noted in the bullet points are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
³ For information on non-GAAP financial measures and the reasons for which the Bank presents these numbers, see pages 18-21.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 2
January 22, 2019

Comparisons noted in the sections below are calculated for the current quarter versus the same prior-year period, unless otherwise specified.
RESULTS OF OPERATIONS

Net Interest Income and Margin
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Interest and fees on loans	$555	$537	$477	$18	3%	$78	16%
Interest on money market investments	8	8	5	—	—	3	60
Interest on securities	93	86	80	7	8	13	16
Total interest income	656	631	562	25	4	94	17
Interest on deposits	48	38	17	10	26	31	182
Interest on short and long-term borrowings	32	28	19	4	14	13	68
Total interest expense	80	66	36	14	21	44	122
Net interest income	$576	$565	$526	$11	2	$50	10
				bps		bps
Yield on interest-earning assets	4.17%	4.06%	3.69%	11		48
Rate paid on total deposits and interest-bearing liabilities	0.54%	0.45%	0.25%	9		29
Cost of total deposits, annualized	0.35%	0.28%	0.13%	7		22
Net interest margin	3.67%	3.63%	3.45%	4		22
Net interest income increased to $576 million in the fourth quarter of 2018 from $526 million in the fourth quarter of 2017. The $50 million, or 10%, increase in reported net interest income was attributable to a $78 million increase in interest and fees on loans, resulting from increases in consumer and commercial loans and short-term interest rates. The increase in short-term interest rates also contributed to a $44 million increase in interest expense.
The yield on interest earning assets was 4.17%, an increase of 11 basis points, compared with the third quarter of 2018, and 48 basis points, compared with the fourth quarter of 2017. When adjusted for interest recoveries of $3 million, using $1 million per loan as the reporting threshold, in the third quarter of 2018, the yield on interest earning assets increased 13 basis points from that period. During the fourth quarters of 2018 and 2017, the Bank did not experience any interest income recoveries of at least $1 million per loan.
The rate paid on total deposits and interest-bearing liabilities increased to 0.54% for the fourth quarter of 2018, from 0.45% for the third quarter of 2018, and 0.25% for the fourth quarter of 2017, primarily as a result of increases in short-term interest rates. The total annualized cost of total deposits for the fourth quarter of 2018 was 0.35%, compared with 0.28% for the third quarter of 2018, and 0.13% for the fourth quarter of 2017.
The net interest margin increased to 3.67% in the fourth quarter of 2018, compared with 3.63% in the third quarter of 2018, and 3.45% in the same prior year period due to the aforementioned items.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 3
January 22, 2019

Noninterest Income
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Service charges and fees on deposit accounts	$41	$42	$44	$(1)	(2)%	$(3)	(7)%
Other service charges, commissions and fees	59	59	56	—	—	3	5
Wealth management and trust income	13	12	12	1	8	1	8
Loan sales and servicing income	6	5	6	1	20	—	—
Capital markets and foreign exchange	9	7	9	2	29	—	—
Customer-related fees	128	125	127	3	2	1	1
Dividends and other investment income	10	11	10	(1)	(9)	—	—
Securities gains (losses), net	2	(1)	—	3	300	2	NM
Other	—	1	2	(1)	(100)	(2)	(100)
Total noninterest income	$140	$136	$139	$4	3	$1	1
Total noninterest income for the fourth quarter of 2018 increased by $1 million, or 1%, to $140 million from $139 million for the fourth quarter of 2017, primarily due to a $3 million increase in other service charges, commissions and fees due to higher loan commitment fees and customer interest rate swap management fees.

Noninterest Expense
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Salaries and employee benefits	$270	$264	$253	$6	2%	$17	7%
Occupancy, net	35	33	29	2	6	6	21
Furniture, equipment and software, net	31	30	34	1	3	(3)	(9)
Other real estate expense, net	—	1	—	(1)	—	—	NM
Credit-related expense	6	5	6	1	20	—	—
Provision for unfunded lending commitments	(1)	—	(1)	(1)	NM	—	—
Professional and legal services	15	12	13	3	25	2	15
Advertising	6	8	5	(2)	(25)	1	20
FDIC premiums	6	18	13	(12)	(67)	(7)	(54)
Other	51	49	65	2	4	(14)	(22)
Total noninterest expense	$419	$420	$417	$(1)	—	$2	—
Adjusted noninterest expense [1]	$418	$416	$415	$2	—%	$3	1

[1]	For information on non-GAAP financial measures, see pages 18-21.
Noninterest expense for the fourth quarter of 2018 was $419 million, compared with $417 million for the fourth quarter of 2017. Salaries and employee benefits increased $17 million primarily due to an $11 million increase in base salaries resulting from salary increases related to the Tax Cut and Jobs Act, merit increases and increased headcount. The remaining $6 million increase was primarily a result of a $2 million increase in incentive compensation, a $2 million increase in employee medical expenses and a $2 million increase in the Bank’s contribution to the employee 401(k) plan. Occupancy expense was $6 million higher in the current quarter because in the fourth quarter of 2017 the Bank recognized lower than expected expenses primarily due to insurance and recoveries related to Hurricane Harvey.
The increases in the aforementioned noninterest expense categories were partially offset by a $14 million decrease in other noninterest expense and a $7 million decrease in FDIC premiums. The decrease in other noninterest expense is

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ZIONS BANCORPORATION, N.A.
Press Release – Page 4
January 22, 2019

primarily due to a $12 million charitable contribution made in the fourth quarter of 2017 related to the Tax Cut and Jobs Act that did not recur in the current quarter. The decrease in FDIC premiums is primarily due to the elimination of the FDIC surcharge for large banks because the required Deposit Insurance Fund reserve ratio has been met.
Our efficiency ratio improved to 57.8% in the fourth quarter of 2018, compared with 58.8% in the third quarter of 2018, and 61.6% in the fourth quarter of 2017. Adjusted noninterest expense for the fourth quarter of 2018 increased $3 million to $418 million, compared with $415 million for the same prior year period. For information on non-GAAP financial measures, including differences between noninterest expense and adjusted noninterest expense, see pages 18-21.

Income Taxes
Our effective income tax rate was 22.1% for the fourth quarter of 2018, compared with 23.6% for the third quarter of 2018 and 52.5% for the fourth quarter of 2017. The income tax rates for 2018 were positively impacted by the decrease in the corporate federal income tax rate to 21% from 35%, effective January 1, 2018. Additionally, the effective tax rate in the fourth quarter of 2018 rate benefited from additional tax planning items impacted by the Tax Cuts and Jobs Act and the release of a federal valuation allowance related to the net operating loss of a prior subsidiary. The decrease in the income tax rate from the fourth quarter of 2017 to the fourth quarter of 2018 was also impacted by a $47 million provisional non-cash charge recognized as income tax expense in the fourth quarter of 2017 related to the Tax Cuts and Jobs Act.
BALANCE SHEET ANALYSIS

Asset Quality
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	bps		bps
Ratio of nonperforming assets to loans and leases and other real estate owned	0.55%	0.64%	0.93%	(9)		(38)
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.07)%	(0.01)%	0.11%	(6)		(18)
Ratio of allowance for loan losses to loans and leases, at period end	1.06%	1.05%	1.16%	1		(10)
				$	%	$	%
Classified loans	$698	$784	$1,133	$(86)	(11)%	$(435)	(38)%
Nonperforming assets	256	292	418	(36)	(12)%	(162)	(39)%
Net loan and lease charge-offs (recoveries)	(8)	(1)	12	(7)	(700)%	(20)	(167)%
Provision for credit losses	6	(11)	(12)	17	155%	18	150%
Asset quality continued to improve for the entire loan portfolio when compared with the prior quarter and the same prior year period, partially due to continued improvements in the oil and gas-related portfolio.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 5
January 22, 2019

The Bank recorded a $6 million provision for credit losses during the fourth quarter of 2018, compared with $(11) million during the third quarter of 2018, and $(12) million for the fourth quarter of 2017.
The $6 million provision for credit losses reflects a decline in the quantitative portion of the allowance for loan losses, primarily from improved credit quality, and an increase in the qualitative portion related to recent general economic indicators, including increased stock market volatility, higher short-term interest rates, a flattened yield curve, and a decline in oil prices. The allowance for loan losses was $495 million at December 31, 2018, compared with $518 million at December 31, 2017, or 1.06% and 1.16% of loans and leases, respectively.

Loans and Leases
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Loans held for sale	$93	$61	$44	$32	52%	$49	111
Loans and leases:
Commercial	24,162	23,539	22,926	623	3	1,236	5
Commercial real estate	11,125	11,047	11,124	78	1	1	—
Consumer	11,427	11,224	10,730	203	2	697	6
Loans and leases, net of unearned income and fees	46,714	45,810	44,780	904	2	1,934	4
Less allowance for loan losses	495	480	518	15	3	(23)	(4)
Loans held for investment, net of allowance	$46,219	$45,330	$44,262	$889	2	$1,957	4
Loans and leases, net of unearned income and fees, increased $1.9 billion, or 4%, to $46.7 billion at December 31, 2018 from $44.8 billion at December 31, 2017. The largest increases were in commercial loans and consumer loans. Within commercial loans, municipal and owner-occupied loans increased $390 million and $373 million, respectively. The increase in consumer loans was primarily in 1-4 family residential loans, which increased $514 million. Unfunded lending commitments and letters of credit increased to $22.5 billion at December 31, 2018, compared with $20.5 billion at December 31, 2017. The increase was predominantly in commitments relating to commercial and industrial and commercial real estate construction and land development loans.

Deposits
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Noninterest-bearing demand	$23,645	$24,067	$23,886	$(422)	(2)%	$(241)	(1)%
Interest-bearing:
Savings and money market	26,120	25,462	25,620	658	3	500	2
Time	4,336	4,256	3,115	80	2	1,221	39
Total deposits	$54,101	$53,785	$52,621	$316	1	$1,480	3
Total deposits increased by $1.5 billion, or 3%, from $52.6 billion at December 31, 2017. Average total deposits increased to $54.2 billion for the fourth quarter of 2018, compared with $52.3 billion for the fourth quarter of 2017. Average noninterest bearing deposits increased slightly to $24.3 billion for the fourth quarter of 2018, compared with $24.0 billion for the fourth quarter of 2017, and were 45% and 46% of average total deposits, respectively, for the same periods.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 6
January 22, 2019

Shareholders’ Equity
				4Q18 - 3Q18		4Q18 - 4Q17
(In millions)	4Q18	3Q18	4Q17	$	%	$	%
Shareholders’ equity:
Preferred stock	$566	$566	$566	$—	—%	$—	—%
Common stock	—	—	4,445	—	NM	(4,445)	NM
Additional paid-in capital	3,806	4,052	—	(246)	(6)	3,806	NM
Retained earnings	3,456	3,296	2,807	160	5	649	23
Accumulated other comprehensive income (loss)	(250)	(361)	(139)	111	31	(111)	(80)
Total shareholders' equity	$7,578	$7,553	$7,679	$25	—	$(101)	(1)

Capital distributions:
Common dividends paid	57	58	32	(1)	(2)	25	78
Bank common stock repurchased	250	185	115	65	35	135	117
Total capital distributed to common shareholders	307	243	147	64	26	160	109

Capital distributed as a percentage of net earnings applicable to common shareholders	141%	113%	129%
During the fourth quarter of 2018, the Bank’s common stock dividend was $0.30 per share, compared with $0.16 per share in the fourth quarter of 2017. Common stock repurchases during the current quarter totaled $250 million, or 5.1 million shares, which is equivalent to 2.7% of common stock outstanding as of September 30, 2018. During the last four quarters, the Bank repurchased $670 million, or 12.9 million shares, of common stock which is equivalent to 6.6% of common stock outstanding as of December 31, 2017. Weighted average diluted shares decreased by 10.6 million, compared with the fourth quarter of 2017, primarily due to the aforementioned share repurchases and a reduction in the dilutive impact of warrants (NASDAQ: ZIONZ and ZIONW) as the weighted average share price decreased from $47.89 per share in the fourth quarter of 2017 to $46.61 in fourth quarter of 2018. As of December 31, 2018, the Bank had 29.3 million ZIONW warrants outstanding. The ZIONZ warrants expired on November 14, 2018, and the ZIONW warrants expire on May 22, 2020.
Tangible book value per common share increased to $31.97 at December 31, 2018, compared with $30.87 at December 31, 2017. Basel III common equity tier 1 (“CET1”) capital was $6.2 billion at both December 31, 2018 and December 31, 2017. The estimated Basel III CET1 capital ratio was 11.7% at December 31, 2018 compared with 12.1% at December 31, 2017. For information on non-GAAP financial measures, see pages 18-21.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 7
January 22, 2019

Supplemental Presentation and Conference Call
Zions has posted a supplemental presentation to its website, which will be used to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 22, 2019). Media representatives, analysts, investors, and the public are invited to join this discussion by calling (253) 237-1247 (domestic and international) and entering the passcode 6597822 or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.
About Zions Bancorporation, N.A.
Zions Bancorporation, N.A. is one of the nation's premier financial services companies with total assets exceeding $65 billion. Zions operates under local management teams and distinct brands in 11 western states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. The Bank is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to local banking brands can be accessed at zionsbancorporation.com.
Forward-Looking Information
This earnings release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in the earnings release that are based on other than historical information, or that express the Bank’s expectations regarding future events or determinations, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect, among other things, our current expectations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about future financial and operating results. Actual results and outcomes may differ materially from those presented, either expressed or implied, in the release. Important risk factors that may cause such material differences include, but are not limited to, the actual amount and duration of declines in the price of oil and gas; Zions’ ability to meet operating leverage goals; the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates; the ability of the Bank to achieve anticipated benefits from its recently completed merger; and legislative, regulatory and economic developments. These risks, as well as other factors, are discussed in the Bank’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) and available at the SEC’s Internet site (https://www.sec.gov/). In addition, you may obtain

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ZIONS BANCORPORATION, N.A.
Press Release – Page 8
January 22, 2019

documents filed with the SEC by the Bank free of charge by contacting: Investor Relations, Zions Bancorporation, N.A., One South Main Street, 11th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Except as required by law, Zions Bancorporation, N.A. specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 9
January 22, 2019

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In millions, except share, per share, and ratio data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
BALANCE SHEET [1]
Loans held for investment, net of allowance	$46,219	$45,330	$44,740	$44,610	$44,262
Total assets	68,746	66,731	66,457	66,481	66,288
Deposits	54,101	53,785	53,580	52,963	52,621
Total shareholders’ equity	7,578	7,553	7,621	7,644	7,679
STATEMENT OF INCOME
Net earnings applicable to common shareholders	$217	$215	$187	$231	$114
Net interest income	576	565	548	542	526
Taxable-equivalent net interest income [2]	582	570	553	547	535
Total noninterest income	140	136	138	138	139
Total noninterest expense	419	420	428	412	417
Adjusted pre-provision net revenue [2]	305	291	270	265	259
Provision for credit losses	6	(11)	12	(47)	(12)
SHARE AND PER COMMON SHARE AMOUNTS
Net earnings per diluted common share	$1.08	$1.04	$0.89	$1.09	$0.54
Dividends	0.30	0.30	0.24	0.20	0.16
Book value per common share [1]	37.39	36.36	36.11	35.92	36.01
Tangible book value per common share [1,2]	31.97	31.08	30.91	30.76	30.87
Weighted average share price	46.61	52.80	55.19	53.82	47.89
Weighted average common and common-equivalent shares outstanding (in thousands)	199,048	205,765	209,247	210,243	209,681
Common shares outstanding (in thousands) [1]	187,554	192,169	195,392	197,050	197,532
SELECTED RATIOS AND OTHER DATA
Return on average assets	1.34%	1.33%	1.19%	1.45%	0.74%
Return on average common equity	12.4%	12.1%	10.6%	13.3%	6.3%
Tangible return on average tangible common equity [2]	14.5%	14.2%	12.4%	15.5%	7.4%
Net interest margin	3.67%	3.63%	3.56%	3.56%	3.45%
Cost of total deposits, annualized	0.35%	0.28%	0.22%	0.15%	0.13%
Efficiency ratio [2]	57.8%	58.8%	60.9%	61.3%	61.6%
Effective tax rate	22.1%	23.6%	22.1%	22.7%	52.5%
Ratio of nonperforming assets to loans and leases and other real estate owned	0.55%	0.64%	0.77%	0.87%	0.93%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.07)%	(0.01)%	(0.11)%	0.05%	0.11%
Ratio of total allowance for credit losses to loans and leases outstanding [1]	1.18%	1.17%	1.21%	1.16%	1.29%
Full-time equivalent employees	10,201	10,143	10,217	10,122	10,083
CAPITAL RATIOS AND DATA [1]
Common equity tier 1 capital	$6,245	$6,331	$6,360	$6,333	$6,239
Risk-weighted assets	$53,565	$52,493	$52,012	$51,779	$51,456
Tangible common equity ratio	8.9%	9.1%	9.2%	9.3%	9.3%
Common equity tier 1 capital ratio	11.7%	12.1%	12.2%	12.2%	12.1%
Tier 1 leverage ratio	10.3%	10.5%	10.5%	10.5%	10.5%
Tier 1 risk-based capital ratio	12.7%	13.1%	13.3%	13.3%	13.2%
Total risk-based capital ratio	13.9%	14.6%	14.8%	14.8%	14.8%

[1]	At period end.

[2]	For information on non-GAAP financial measures, see pages 18-21.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 10
January 22, 2019

CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, shares in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$614	$517	$468	$470	$548
Money market investments:
Interest-bearing deposits	619	590	698	717	782
Federal funds sold and security resell agreements	1,461	560	558	696	514
Investment securities:
Held-to-maturity, at amortized cost (approximate fair value $767, $734, $866, $752 and $762)	774	751	878	768	770
Available-for-sale, at fair value	14,737	14,625	14,627	14,896	15,161
Trading account, at fair value	106	176	207	143	148
Total investment securities	15,617	15,552	15,712	15,807	16,079
Loans held for sale	93	61	84	90	44
Loans and leases, net of unearned income and fees	46,714	45,810	45,230	45,083	44,780
Less allowance for loan losses	495	480	490	473	518
Loans held for investment, net of allowance	46,219	45,330	44,740	44,610	44,262
Other noninterest-bearing investments	1,046	1,027	1,054	1,073	1,029
Premises, equipment and software, net	1,124	1,111	1,099	1,098	1,094
Goodwill and intangibles	1,015	1,015	1,015	1,016	1,016
Other real estate owned	4	4	5	5	4
Other assets	934	964	1,024	899	916
Total assets	$68,746	$66,731	$66,457	$66,481	$66,288
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$23,645	$24,067	$24,007	$23,909	$23,886
Interest-bearing:
Savings and money market	26,120	25,462	25,562	25,473	25,620
Time	4,336	4,256	4,011	3,581	3,115
Total deposits	54,101	53,785	53,580	52,963	52,621
Federal funds purchased and other short-term borrowings	5,653	3,780	4,158	4,867	4,976
Long-term debt	724	879	383	383	383
Reserve for unfunded lending commitments	57	58	58	51	58
Other liabilities	633	676	657	573	571
Total liabilities	61,168	59,178	58,836	58,837	58,609
Shareholders’ equity:
Preferred stock, without par value; authorized 4,400 shares	566	566	566	566	566
Common stock ($0.001 par value; authorized 350,000 shares; issued and outstanding 187,554, 192,169, 195,392, 197,050, and 197,532 shares)	—	—	4,231	4,346	4,445
Additional paid-in-capital	3,806	4,052	—	—	—
Retained earnings	3,456	3,296	3,139	2,999	2,807
Accumulated other comprehensive income (loss)	(250)	(361)	(315)	(267)	(139)
Total shareholders’ equity	7,578	7,553	7,621	7,644	7,679
Total liabilities and shareholders’ equity	$68,746	$66,731	$66,457	$66,481	$66,288

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ZIONS BANCORPORATION, N.A.
Press Release – Page 11
January 22, 2019

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In millions, except share and per share amounts)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest income:
Interest and fees on loans	$555	$537	$514	$497	$477
Interest on money market investments	8	8	7	6	5
Interest on securities	93	86	85	86	80
Total interest income	656	631	606	589	562
Interest expense:
Interest on deposits	48	38	29	20	17
Interest on short- and long-term borrowings	32	28	29	27	19
Total interest expense	80	66	58	47	36
Net interest income	576	565	548	542	526
Provision for loan losses	7	(11)	5	(40)	(11)
Net interest income after provision for loan losses	569	576	543	582	537
Noninterest income:
Service charges and fees on deposit accounts	41	42	42	42	44
Other service charges, commissions and fees	59	59	55	55	56
Wealth management and trust income	13	12	14	12	12
Loan sales and servicing income	6	5	7	6	6
Capital markets and foreign exchange	9	7	7	8	9
Customer-related fees	128	125	125	123	127
Dividends and other investment income	10	11	11	11	10
Securities gains (losses), net	2	(1)	1	—	—
Other	—	1	1	4	2
Total noninterest income	140	136	138	138	139
Noninterest expense:
Salaries and employee benefits	270	264	266	269	253
Occupancy, net	35	33	32	31	29
Furniture, equipment and software, net	31	30	32	33	34
Other real estate expense, net	—	1	—	—	—
Credit-related expense	6	5	7	7	6
Provision for unfunded lending commitments	(1)	—	7	(7)	(1)
Professional and legal services	15	12	14	12	13
Advertising	6	8	7	5	5
FDIC premiums	6	18	14	13	13
Other	51	49	49	49	65
Total noninterest expense	419	420	428	412	417
Income before income taxes	290	292	253	308	259
Income taxes	64	69	56	70	136
Net income	226	223	197	238	123
Preferred stock dividends	(9)	(8)	(10)	(7)	(9)
Net earnings applicable to common shareholders	$217	$215	$187	$231	$114
Weighted average common shares outstanding during the period:
Basic shares (in thousands)	189,169	192,973	195,583	196,722	198,648
Diluted shares (in thousands)	199,048	205,765	209,247	210,243	209,681
Net earnings per common share:
Basic	$1.14	$1.11	$0.95	$1.16	$0.57
Diluted	1.08	1.04	0.89	1.09	0.54

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ZIONS BANCORPORATION, N.A.
Press Release – Page 12
January 22, 2019

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(In millions, except share and per share amounts)	2018	2017	2016
	(Unaudited)
Interest income:
Interest and fees on loans	$2,102	$1,847	$1,729
Interest on money market investments	29	19	21
Interest on securities	350	326	204
Total interest income	2,481	2,192	1,954
Interest expense:
Interest on deposits	135	59	49
Interest on short- and long-term borrowings	116	68	38
Total interest expense	251	127	87
Net interest income	2,230	2,065	1,867
Provision for loan losses	(39)	24	93
Net interest income after provision for loan losses	2,269	2,041	1,774
Noninterest income:
Service charges and fees on deposit accounts	166	171	171
Other service charges, commissions and fees	228	217	208
Wealth management and trust income	51	42	37
Loan sales and servicing income	25	25	35
Capital markets and foreign exchange	31	30	22
Customer-related fees	501	485	473
Dividends and other investment income	43	40	24
Securities gains (losses), net	1	14	7
Other	7	5	12
Total noninterest income	552	544	516
Noninterest expense:
Salaries and employee benefits	1,070	1,006	978
Occupancy, net	132	129	125
Furniture, equipment and software, net	126	130	125
Other real estate expense, net	1	(1)	(2)
Credit-related expense	25	29	25
Provision for unfunded lending commitments	(1)	(7)	(10)
Professional and legal services	52	57	56
Advertising	26	22	22
FDIC premiums	50	53	40
Other	197	231	226
Total noninterest expense	1,678	1,649	1,585
Income before income taxes	1,143	936	705
Income taxes	259	344	236
Net income	884	592	469
Preferred stock dividends	(34)	(40)	(48)
Preferred stock redemption	—	(2)	(10)
Net earnings applicable to common shareholders	$850	$550	$411
Weighted average common shares outstanding during the year:
Basic shares (in thousands)	193,589	200,776	203,855
Diluted shares (in thousands)	206,501	209,653	204,269
Net earnings per common share:
Basic	$4.36	$2.71	$2.00
Diluted	4.08	2.60	1.99

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ZIONS BANCORPORATION, N.A.
Press Release – Page 13
January 22, 2019

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial:
Commercial and industrial	$14,513	$14,096	$14,134	$14,125	$14,003
Leasing	327	332	358	371	364
Owner occupied	7,661	7,548	7,365	7,345	7,288
Municipal	1,661	1,563	1,388	1,299	1,271
Total commercial	24,162	23,539	23,245	23,140	22,926
Commercial real estate:
Construction and land development	2,186	2,295	2,202	2,099	2,021
Term	8,939	8,752	8,771	9,023	9,103
Total commercial real estate	11,125	11,047	10,973	11,122	11,124
Consumer:
Home equity credit line	2,937	2,884	2,825	2,792	2,777
1-4 family residential	7,176	7,039	6,861	6,768	6,662
Construction and other consumer real estate	643	644	661	599	597
Bankcard and other revolving plans	491	483	490	488	509
Other	180	174	175	174	185
Total consumer	11,427	11,224	11,012	10,821	10,730
Loans and leases, net of unearned income and fees	$46,714	$45,810	$45,230	$45,083	$44,780

Nonperforming Assets
(Unaudited)

(In millions)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Nonaccrual loans[1]	$252	$288	$342	$387	$414
Other real estate owned	4	4	5	5	4
Total nonperforming assets	$256	$292	$347	$392	$418
Ratio of nonperforming assets to loans[1] and leases and other real estate owned	0.55%	0.64%	0.77%	0.87%	0.93%
Accruing loans past due 90 days or more	$10	$12	$5	$16	$22
Ratio of accruing loans past due 90 days or more to loans[1] and leases	0.02%	0.03%	0.01%	0.04%	0.05%
Nonaccrual loans and accruing loans past due 90 days or more	$262	$300	$347	$403	$436
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans[1] and leases	0.56%	0.65%	0.77%	0.89%	0.97%
Accruing loans past due 30-89 days	$65	$87	$119	$98	$120
Restructured loans included in nonaccrual loans	90	90	77	86	87
Restructured loans on accrual	112	114	104	143	139
Classified loans	698	784	947	1,023	1,133
1 Includes loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 14
January 22, 2019

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Allowance for Loan Losses
Balance at beginning of period	$480	$490	$473	$518	$541
Provision for loan losses	7	(11)	5	(40)	(11)
Loan and lease charge-offs	13	17	13	26	27
Less: Recoveries	21	18	25	21	15
Net loan and lease charge-offs (recoveries)	(8)	(1)	(12)	5	12
Balance at end of period	$495	$480	$490	$473	$518
Ratio of allowance for loan losses to loans[1] and leases, at period end	1.06%	1.05%	1.08%	1.05%	1.16%
Ratio of allowance for loan losses to nonaccrual loans[1] at period end	196%	167%	143%	131%	129%
Annualized ratio of net loan and lease charge-offs (recoveries) to average loans	(0.07)%	(0.01)%	(0.11)%	0.05%	0.11%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$58	$58	$51	$58	$59
Provision for unfunded lending commitments	(1)	—	7	(7)	(1)
Balance at end of period	$57	$58	$58	$51	$58

Allowance for Credit Losses
Allowance for loan losses	$495	$480	$490	$473	$518
Reserve for unfunded lending commitments	57	58	58	51	58
Total allowance for credit losses	$552	$538	$548	$524	$576
Ratio of total allowance for credit losses to loans[1] and leases outstanding, at period end	1.18%	1.17%	1.21%	1.16%	1.29%
1 Does not include loans held for sale.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 15
January 22, 2019

Nonaccrual Loans by Portfolio Type
(Unaudited)

(In millions)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Loans held for sale	$6	$—	$—	$26	$12
Commercial:
Commercial and industrial	$82	$112	$142	$140	$195
Leasing	2	2	7	8	8
Owner occupied	67	66	63	80	90
Municipal	1	1	1	1	1
Total commercial	152	181	213	229	294
Commercial real estate:
Construction and land development	—	—	5	5	4
Term	38	46	53	57	36
Total commercial real estate	38	46	58	62	40
Consumer:
Home equity credit line	13	13	14	14	13
1-4 family residential	42	47	56	54	55
Construction and other consumer real estate	—	—	1	1	—
Bankcard and other revolving plans	1	1	—	1	—
Other	—	—	—	—	—
Total consumer	56	61	71	70	68
Total nonaccrual loans	$252	$288	$342	$387	$414

Net Charge-Offs by Portfolio Type
(Unaudited)

(In millions)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Commercial:
Commercial and industrial	$(10)	$(3)	$(10)	$—	$10
Leasing	—	—	—	1	—
Owner occupied	—	(1)	—	1	—
Municipal	—	—	—	—	—
Total commercial	(10)	(4)	(10)	2	10
Commercial real estate:
Construction and land development	(1)	(2)	(1)	(2)	—
Term	—	4	(2)	—	1
Total commercial real estate	(1)	2	(3)	(2)	1
Consumer:
Home equity credit line	—	(1)	(1)	1	—
1-4 family residential	—	—	—	2	(1)
Construction and other consumer real estate	—	—	—	—	(1)
Bankcard and other revolving plans	2	2	2	2	2
Other	1	—	—	—	1
Total consumer loans	3	1	1	5	1
Total net charge-offs (recoveries)	$(8)	$(1)	$(12)	$5	$12

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ZIONS BANCORPORATION, N.A.
Press Release – Page 16
January 22, 2019

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2018		September 30, 2018		December 31, 2017
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,302	2.53%	$1,327	2.25%	$1,363	1.50%
Securities:
Held-to-maturity	709	3.59%	848	3.52%	719	3.99%
Available-for-sale	14,567	2.40%	14,592	2.20%	15,008	2.04%
Trading account	89	4.15%	65	3.43%	72	4.11%
Total securities	15,365	2.46%	15,505	2.28%	15,799	2.14%
Loans held for sale	37	6.16%	53	4.82%	64	4.16%
Loans held for investment:[2]
Commercial	23,745	4.90%	23,263	4.88%	22,698	4.40%
Commercial real estate	11,168	5.17%	11,009	5.01%	11,070	4.54%
Consumer	11,299	4.17%	11,096	4.07%	10,574	3.84%
Total loans held for investment	46,212	4.79%	45,368	4.71%	44,342	4.30%
Total interest-earning assets	62,916	4.17%	62,253	4.06%	61,568	3.69%
Cash and due from banks	542		516		613
Allowance for loan losses	(488)		(489)		(539)
Goodwill and intangibles	1,015		1,015		1,017
Other assets	3,040		3,079		3,038
Total assets	$67,025		$66,374		$65,697
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,658	0.46%	$25,483	0.36%	$25,272	0.17%
Time	4,286	1.67%	4,118	1.49%	3,023	0.81%
Total interest-bearing deposits	29,944	0.63%	29,601	0.52%	28,295	0.23%
Borrowed funds:
Federal funds purchased and other short-term borrowings	3,728	2.36%	3,917	2.09%	4,527	1.26%
Long-term debt	795	4.86%	572	4.91%	383	5.71%
Total borrowed funds	4,523	2.80%	4,489	2.45%	4,910	1.60%
Total interest-bearing liabilities	34,467	0.92%	34,090	0.77%	33,205	0.44%
Noninterest-bearing deposits	24,295		23,974		24,038
Total deposits and interest-bearing liabilities	58,762	0.54%	58,064	0.45%	57,243	0.25%
Other liabilities	759		720		668
Total liabilities	59,521		58,784		57,911
Shareholders’ equity:
Preferred equity	566		566		566
Common equity	6,938		7,024		7,220
Total shareholders’ equity	7,504		7,590		7,786
Total liabilities and shareholders’ equity	$67,025		$66,374		$65,697
Spread on average interest-bearing funds		3.25%		3.29%		3.25%
Net yield on interest-earning assets		3.67%		3.63%		3.45%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable. The taxable-equivalent rates used are the rates that were applicable at the time of each respective reporting period.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
3 The total cost of deposits, annualized, for December 31, 2018, September 30, 2018, and December 31, 2017 was 0.35% , 0.28% , and 0.13% , respectively.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 17
January 22, 2019

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Twelve Months Ended
	December 31, 2018		December 31, 2017		December 31, 2016
(In millions)	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]	Average balance	Average yield/rate [1]
ASSETS
Money market investments	$1,360	2.12%	$1,539	1.23%	$3,664	0.59%
Securities:
Held-to-maturity	781	3.56%	776	3.95%	675	4.40%
Available-for-sale	14,712	2.23%	14,907	2.10%	9,546	1.93%
Trading account	109	3.97%	64	3.75%	83	3.76%
Total securities	15,602	2.31%	15,747	2.20%	10,304	2.11%
Loans held for sale	53	4.63%	87	3.56%	140	3.36%
Loans held for investment:[2]
Commercial	23,333	4.79%	22,116	4.36%	21,748	4.20%
Commercial real estate	11,079	4.95%	11,184	4.50%	11,131	4.24%
Consumer	11,013	4.04%	10,201	3.84%	9,183	3.83%
Total loans held for investment	45,425	4.65%	43,501	4.27%	42,062	4.13%
Total interest-earning assets	62,440	4.01%	60,874	3.66%	56,170	3.52%
Cash and due from banks	549		786		675
Allowance for loan losses	(495)		(548)		(601)
Goodwill and intangibles	1,015		1,019		1,027
Other assets	3,060		2,985		2,779
Total assets	$66,569		$65,116		$60,050
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$25,480	0.32%	$25,453	0.15%	$25,672	0.15%
Time	3,876	1.38%	2,966	0.69%	2,333	0.49%
Total interest-bearing deposits	29,356	0.46%	28,419	0.21%	28,133	0.18%
Borrowed funds:
Federal funds purchased and other short-term borrowings	4,562	1.93%	4,096	1.05%	456	0.27%
Long-term debt	535	5.21%	417	5.79%	703	5.18%
Total borrowed funds	5,097	2.27%	4,513	1.49%	1,159	3.25%
Total interest-bearing liabilities	34,453	0.73%	32,932	0.38%	29,292	0.30%
Noninterest-bearing deposits	23,827		23,781		22,462
Total deposits and interest-bearing liabilities	58,280	0.43%	56,713	0.22%	51,754	0.15%
Other liabilities	699		624		625
Total liabilities	58,979		57,337		52,379
Shareholders’ equity:
Preferred equity	566		631		756
Common equity	7,024		7,148		6,915
Total shareholders’ equity	7,590		7,779		7,671
Total liabilities and shareholders’ equity	$66,569		$65,116		$60,050
Spread on average interest-bearing funds		3.28%		3.28%		3.22%
Net yield on interest-earning assets		3.61%		3.45%		3.37%
1 Rates are calculated using amounts in thousands and taxable-equivalent rates used where applicable. The taxable-equivalent rates used are the rates that were applicable at the time of each respective reporting period.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
3 The total cost of deposits for December 31, 2018, December 31, 2017, and December 31, 2016 was 0.25%, 0.11%, and 0.10%, respectively.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 18
January 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)
This press release presents non-GAAP financial measures, in addition to GAAP financial measures, to provide investors with additional information. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are presented in the following schedules. The Bank considers these adjustments to be relevant to ongoing operating results and provide a meaningful base for period-to-period and company-to-company comparisons. These non-GAAP financial measures are used by management to assess the performance and financial position of the Bank and for presentations of Bank performance to investors. The Bank further believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Bank on the same basis as that applied by management.
Non-GAAP financial measures have inherent limitations, and are not required to be uniformly applied by individual entities. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.
The following are non-GAAP financial measures presented in this press release and a discussion of the reasons for which management uses these non-GAAP measures:
Tangible Book Value per Common Share – this schedule also includes “tangible common equity.” Tangible book value per common share is a non-GAAP financial measure that management believes provides additional useful information about the level of tangible equity in relation to outstanding shares of common stock. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Return on Average Tangible Common Equity – this schedule also includes “net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax” and “average tangible common equity.” Return on average tangible common equity is a non-GAAP financial measure that management believes provides useful information about the Bank’s use of shareholders’ equity. Management believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income.
Efficiency Ratio – this schedule also includes “adjusted noninterest expense,” “taxable-equivalent net interest income,” “adjusted taxable-equivalent revenue,” and “adjusted pre-provision net revenue (PPNR).” The methodology of determining the efficiency ratio may differ among companies. Management makes adjustments to exclude certain items as identified in the subsequent schedules which it believes allows for more consistent comparability among periods. Management believes the efficiency ratio provides useful information regarding the cost of generating revenue. Adjusted noninterest expense provides a measure as to how well the Bank is managing its expenses, and adjusted PPNR enables management and others to assess the Bank’s ability to generate capital to cover credit losses through a credit cycle. Taxable-equivalent net interest income allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources.

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ZIONS BANCORPORATION, N.A.
Press Release – Page 19
January 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)

(In millions, except shares and per share amounts)		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Tangible Book Value per Common Share
Total shareholders’ equity (GAAP)		$7,578	$7,553	$7,621	$7,644	$7,679
Preferred stock		(566)	(566)	(566)	(566)	(566)
Goodwill and intangibles		(1,015)	(1,015)	(1,015)	(1,016)	(1,016)
Tangible common equity (non-GAAP)	(a)	$5,997	$5,972	$6,040	$6,062	$6,097
Common shares outstanding (in thousands)	(b)	187,554	192,169	195,392	197,050	197,532
Tangible book value per common share (non-GAAP)	(a/b)	$31.97	$31.08	$30.91	$30.76	$30.87

		Three Months Ended
(Dollar amounts in millions)		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Return on Average Tangible Common Equity
Net earnings applicable to common shareholders (GAAP)		$217	$215	$187	$231	$114
Adjustments, net of tax:
Amortization of core deposit and other intangibles		—	—	—	—	1
Net earnings applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP)	(a)	$217	$215	$187	$231	$115
Average common equity (GAAP)		$6,938	$7,024	$7,072	$7,061	$7,220
Average goodwill and intangibles		(1,015)	(1,015)	(1,016)	(1,016)	(1,017)
Average tangible common equity (non-GAAP)	(b)	$5,923	$6,009	$6,056	$6,045	$6,203
Number of days in quarter	(c)	92	92	91	90	92
Number of days in year	(d)	365	365	365	365	365
Return on average tangible common equity (non-GAAP)	(a/b/c)*d	14.5%	14.2%	12.4%	15.5%	7.4%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 20
January 22, 2019

GAAP to Non-GAAP Reconciliations
(Unaudited)

		Three Months Ended
(In millions)		December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$419	$420	$428	$412	$417
Adjustments:
Severance costs		2	2	1	—	1
Other real estate expense		—	1	—	—	—
Provision for unfunded lending commitments		(1)	—	7	(7)	(1)
Amortization of core deposit and other intangibles		—	—	—	—	1
Restructuring costs		—	1	—	—	1
Total adjustments	(b)	1	4	8	(7)	2
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$418	$416	$420	$419	$415
Net interest income (GAAP)	(d)	$576	$565	$548	$542	$526
Fully taxable-equivalent adjustments	(e)	6	5	5	5	9
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	582	570	553	547	535
Noninterest income (GAAP)	(g)	140	136	138	138	139
Combined income (non-GAAP)	(f+g)=(h)	722	706	691	685	674
Adjustments:
Fair value and nonhedge derivative income		(3)	—	—	1	—
Securities gains (losses), net		2	(1)	1	—	—
Total adjustments	(i)	(1)	(1)	1	1	—
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$723	$707	$690	$684	$674
Pre-provision net revenue (PPNR)	(h)-(a)	$303	$286	$263	$273	$257
Adjusted PPNR (non-GAAP)	(j-c)	305	291	270	265	259
Efficiency ratio (non-GAAP)	(c/j)	57.8%	58.8%	60.9%	61.3%	61.6%

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ZIONS BANCORPORATION, N.A.
Press Release – Page 21
January 22, 2019

		Twelve Months Ended
(In millions)		December 31, 2018	December 31, 2017	December 31, 2016
Efficiency Ratio
Noninterest expense (GAAP)	(a)	$1,678	$1,649	$1,585
Adjustments:
Severance costs		3	7	5
Other real estate expense		1	(1)	(2)
Provision for unfunded lending commitments		(1)	(7)	(10)
Amortization of core deposit and other intangibles		2	6	8
Restructuring costs		2	4	5
Total adjustments	(b)	7	9	6
Adjusted noninterest expense (non-GAAP)	(a-b)=(c)	$1,671	$1,640	$1,579
Net interest income (GAAP)	(d)	$2,230	$2,065	$1,867
Fully taxable-equivalent adjustments	(e)	22	35	25
Taxable-equivalent net interest income (non-GAAP)	(d+e)=(f)	2,252	2,100	1,892
Noninterest income (GAAP)	(g)	552	544	516
Combined income (non-GAAP)	(f+g)=(h)	2,804	2,644	2,408
Adjustments:
Fair value and nonhedge derivative income (loss)		(1)	(2)	2
Securities gains, net		1	14	7
Total adjustments	(i)	—	12	9
Adjusted taxable-equivalent revenue (non-GAAP)	(h-i)=(j)	$2,804	$2,632	$2,399
Pre-provision net revenue (PPNR)	(h)-(a)	$1,126	$995	$823
Adjusted PPNR (non-GAAP)	(j-c)	1,133	992	820
Efficiency ratio (non-GAAP)	(c/j)	59.6%	62.3%	65.8%

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